EXHIBIT 10.4

                       ISDA MASTER AGREEMENT

LaSalle Bank N.A.
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                                                              LaSalle Banks

                                     CONFIRMATION

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     Date:       December 22, 2000

     To:         Merchants Wholesale, Inc.
                 2517 Ellington Road
                 P.O. Box 3335
                 Quincy, IL 62305

                 ATTN: Tom Hellhake

                 Fax:   217-222-3316

     From:       LASALLE BANK NATIONAL ASSOCIATION
                 181 West Madison Street
                 Chicago, IL 60602

                 Fax:   312-904-7000

                 Re:    Swap Transaction (No. INF 11525)
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Ladies/Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction")// This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), without regard to subsequent amendments or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those and provisions of this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder and (ii) the person executing this Confirmation is duly authorized to execute and deliver it.

1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement in the form published by ISDA ( the "Agreement") as if you and we had executed that agreement (but without any Schedule thereto) and the Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine. In addition, you and we agree to use our best efforts to promptly negotiate, execute, and deliver an ISDA Mater Agreement (as published by ISDA). Upon execution and delivery by you and us of that agreement (1) this letter agreement shall constitute a "Confirmation" as referred to in that agreement and shall supplement, form part of, and be subject to that agreement and
(ii) all provisions contained or incorporated by reference in that agreement shall govern this Confirmation as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

     Notional Amount:               USD 25,000,000

     Trade Amount:                  December 22, 2000

     Effective Date:                December 27, 2000

     Termination Date:              May 27, 2003

     Fixed Amounts:

       Fixed Rate Payer:            Merchants Wholesale, Inc.

       Fixed Rate:                  6.58%

       Fixed Rate
       Payer Payment Dates:         The 27th day of each month, commencing
                                    on January 27, 2001 to and including the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day Convention.

       Fixed Rate
       Day Count Fraction:          Actual/360

     Floating Amounts:

       Floating Rate Payer:         LASALLE BANK NATIONAL ASSOCIATION

       Floating Rate
       Payer Payment Dates:         The 27th day of each month, commencing
                                    on January 27, 2001 to and including the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day Convention.

       Floating Rate Option:        USD-LIBOR-BBA

       Designated Maturity:         1 month

       Initial Floating Rate:       6.6475%

       Spread:                      none

       Floating Rate
       Day Count Fraction:          Actual/360

       Reset Dates:                 The first day of each Calculation Period

       Method of Averaging:         Inapplicable

       Compounding:                 Inapplicable

     Business Days:                 London and New York

     Calculation Agent:             LASALLE BANK NATIONAL ASSOCIATION

3.   Offices:

(a)  The Office of the Fixed Rate Payer for this Swap Transaction is Quincy,
     IL.

(b)  The Office of the Floating Rate Payer for this Swap Transaction is
     Chicago.

4.   Account Details

Payments to LASALLE BANK NATIONAL ASSOCIATION:

     LaSalle Bank National Association will debit your DDA# 5800239294

Payments to 2800 Golf Road L.L.C.:

     LaSalle Bank National Association will credit you DDA# 5800239294

5.   Other Provisions:

     Assignment:     This Swap Transaction may be assigned only with prior
                     written consent

     Netting: The parties hereto hereby agree that subparagraph (ii) of Part 2(c) of the Agreement shall not apply to any Swap Transaction

The parties understand and agree that if on any Reset Date the Relevant Rate with respect to the Floating Rate Option is greater than or equal to 7.20%, then no payment shall be made by either party hereunder on the Payment Date of the relevant Calculation Period for which such rate would otherwise be applicable.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within ten (10) Business Days by either, (i), returning via telecopier an executed copy of this Confirmation to the attention of Keli Greenwood (fax number: (312) 904-7000, or sending a telex to Keli Greenwood (telex no. 62734, answerback: ABN UN) substantially to the following effect: "We acknowledge receipt of your fax dated December 22,2000 with respect to a Swap Transaction between Merchants Wholesale Inc. and LASALLE BANK NATIONAL ASSOCIATION with an Effective Date of December 27, 2000 and a Termination Date of May 27, 2003 and confirm that such fax correctly sets forth the terms of our agreement relating to the Swap Transaction described therein. Very truly yours ---------------------------, by (specify name and title of authorized officer)." Failure to respond within such period shall not affect the validity or enforceability of the Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours Sincerely,

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Steven Butter              By: /s/ Lily Levin
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Name: Steven Butter                 Name: Lily Levin
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Title: Treasury Officer             Title: Assistant Vice President
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Confirmed as of the date first written:

Merchants Wholesale Inc.

By: /s/ Robert Lansing
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Name: Robert Lansing
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Title: President
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